       EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nokia Corporation of our report dated March 21, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Nokia Corporation’s Annual Report on Form 20-F for the year ended December 31, 2018.

Helsinki, Finland, March 21, 2019

/s/ PricewaterhouseCoopers Oy

PricewaterhouseCoopers Oy